UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006 (July 21, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2006, Dynegy Holdings Inc. (“DHI”) executed and consummated an exchange agreement, dated as of July 21, 2006 (the “Exchange Agreement”), by and among DHI and RCP Debt, LLC and RCMF Debt, LLC (together, the “Reservoir Entities”). Pursuant to the Exchange Agreement, the Reservoir Entities exchanged $419,282,194 aggregate principal amount of the subordinated debt of Sithe/Independence Power Partners, L.P. (“Sithe”) issued pursuant to the Amended and Restated Base Gas Sales Agreement, originally dated as of October 26, 1992, as subsequently amended and as to which Sithe and the Reservoir Entities are currently the parties thereto (the “Base Gas Sales Agreement”), together with all claims for accrued and unpaid interest thereon and all other rights and all obligations of the Reservoir Entities under the Base Gas Sales Agreement (together, the “Sithe Debt”), for $296,834,000 aggregate principal amount of DHI’s 8.375% Senior Unsecured Notes due 2016 (the “Additional Notes”).

The Exchange Agreement contains customary representations, warranties and agreements on the part of DHI and the Reservoir Entities. Sithe is an indirect wholly owned subsidiary of Dynegy Inc., DHI’s parent company, and an affiliate of DHI.

The Additional Notes have terms and conditions identical to, and are fungible for trading and other purposes with, the $750 million aggregate principal amount of DHI’s existing 8.375% Senior Unsecured Notes due 2016 that were issued on April 12, 2006 (the “Existing Notes”). The Additional Notes (like the Existing Notes) are governed by the terms of the Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between DHI and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by the First Supplemental Indenture, dated as of July 25, 2003, and by the Second Supplemental Indenture, dated as of April 12, 2006 (as so amended and restated and supplemented, the “Indenture”). The description of the terms and conditions of the Existing Notes and the Indenture set forth under Item 1.01 of the Current Report on Form 8-K of DHI and Dynegy Inc. dated as of, and filed with the Securities and Exchange Commission on, April 12, 2006 is incorporated herein by reference.

The Additional Notes have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are so registered, the Additional Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

In connection with the issuance of the Additional Notes, DHI and the Reservoir Entities entered into a registration rights agreement, dated as of July 21, 2006 (the “Additional Notes Registration Rights Agreement”), pursuant to which DHI has agreed to offer to exchange the Additional Notes for a new issue of substantially identical notes registered under the Securities Act. In the event DHI breaches its obligations under the Additional Notes Registration Rights Agreement, DHI will be obligated to pay additional interest to holders of the Additional Notes. The Additional Notes Registration Rights Agreement provides the Reservoir Entities with other rights and benefits, and imposes on DHI other obligations, substantially similar to those set forth in the Registration Rights Agreement, dated as of March 29, 2006 and by and among DHI and the initial purchasers party thereto, entered into in connection with the issuance of the Existing Notes.

The foregoing description of the Exchange Agreement and the Additional Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

A copy of the press release issued by Dynegy Inc. and DHI on July 24, 2006, attached hereto as Exhibit 99.1 and announcing the consummation of DHI’s exchange of the Additional Notes for the Sithe Debt, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a) See Item 1.01, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 24, 2006, Dynegy Inc. and DHI issued a press release announcing the consummation of DHI’s exchange of the Additional Notes for the Sithe Debt. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC

10.1	Exchange Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC

99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated July 24, 2006, announcing the consummation of Dynegy Holdings Inc.’s exchange of $297 million aggregate principal amount of its 8.375% Senior Unsecured Notes due 2016 for the $419 million aggregate principal amount of the subordinated debt of Sithe/Independence Power Partners, L.P. and all claims for accrued and unpaid interest thereon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: July 24, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP, Administration & Secretary

DYNEGY HOLDINGS INC.
(Registrant)

Date: July 24, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP, Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC

10.1	Exchange Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC

99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated July 24, 2006, announcing the consummation of Dynegy Holdings Inc.’s exchange of $297 million aggregate principal amount of its 8.375% Senior Unsecured Notes due 2016 for the $419 million aggregate principal amount of the subordinated debt of Sithe/Independence Power Partners, L.P. and all claims for accrued and unpaid interest thereon